CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Amendment #6 of our report dated October 1, 2012 with respect to the audited consolidated financial statements of Audio Eye, Inc. for the years ended December 31, 2011 and 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

November 9, 2012